EXHIBIT 99.1
Pacer International Reports Fourth Quarter Results
DUBLIN Ohio, February 7, 2013 (BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three-month period and the year ended December 31, 2012.

FOURTH QUARTER RESULTS

•
Income from operations increased 9.0%, excluding the impact of realignment expense of $0.8 million and $0.3 million in 2012 and 2011, respectively. Intermodal income from operations increased $2.3 million and logistics income from operations decreased $1.4 million;

•	Earnings per share improved by $0.03 to $0.06 in 2012. Excluding the effect of the 2012 realignment expense of $0.02 per share, earnings per share was $0.08 in 2012;

•	Intermodal revenues improved by $7.2 million or 2.5% while logistics revenues declined by 16.1% to $57.3 million. Total revenues decreased by 1.7% to $351.9 million;

•	Intermodal gross margin improved by $2.7 million and logistics gross margin declined by $2.5 million. Total gross margin percentage increased by 20 basis points;

•	Net income increased $1.1 million to $2.2 million;

•	Cash provided by operating activities increased by $2.9 million or 40.8%, from $7.1 million in the fourth quarter of 2011 to $10.0 million in the fourth quarter of 2012.
(In millions, except for per share data)

	2012				2011
	Q1	Q2	Q3	Q4	Q4
Revenue	$345.9	$368.3	$348.9	$351.9	$358.0
Gross margin	$31.9	$32.4	$31.7	$35.9	$35.7
Gross margin %	9.2%	8.8%	9.1%	10.2%	10.0%
SG&A	$31.9	$29.9	$29.6	$32.0	$31.5
Income from operations	—	2.5	2.3	4.1	4.2
Net income (loss)	(0.3)	1.3	1.1	2.2	1.1
Earnings (loss) per share	$(0.01)	$0.04	$0.03	$0.06	$0.03
“The quarter was much improved from the previous three as we were focused on improving under-performing traffic corridors and reducing controllable costs to help offset rising external purchased transportation costs. We are also excited about the new opportunities created by our new cross border auto agreement with the Union Pacific. We will pursue automotive parts shipments as a retail provider of door-to-door intermodal services and continue the development of our east-west intermodal business to grow our intermodal segment,” said Daniel W. Avramovich, Chairman and Chief Executive Officer.
"We recently implemented a realignment within our intermodal business. The new alignment will increase organizational focus on our retail intermodal and related services, enhance the service we provide to our customers and allow us to focus on delivering consistent and improved financial results," said Paul Svindland, Chief Operating Officer.
“It was a good quarter as both our consolidated net income and gross margin improved year over year. We believe the actions we have taken to combat competitive pricing environments and rising rail costs have positioned us well going forward. We also believe the talented people joining our logistics segment and the new business licenses obtained in China will help us continue to improve our future performance," said John J. Hafferty, Chief Financial Officer.

ANNUAL RESULTS

•
Income from operations decreased $18.1 million. Income from operations in the intermodal segment, excluding from 2011 results the gain on sale of railcar assets of $4.7 million and the $7.3 million impact of the previously announced reduction in volume from an ocean carrier customer, increased year over year by $1.8 million. Total intermodal income from operations decreased $10.2 million and logistics income from operations decreased $8.2 million;

•	Earnings per share decreased from $0.40 in the 2011 period to $0.12 in the 2012 period;

•	Selling, general and administrative expenses decreased by $8.4 million year over year;

•
Intermodal revenues improved by $4.3 million or 0.4%. Excluding the impact from the reduction in volume from an ocean carrier customer of $76.5 million in 2011, intermodal revenues increased by 7.4% to $1,179.6 million. Logistics revenues declined by 21.5% to $238.3 million. Overall, revenues decreased by 4.3% to $1,415.0 million;

•
Intermodal gross margin declined by $10.4 million. Excluding the impact from the reduction in volume from the ocean carrier customer, intermodal gross margin decreased by $3.1 million. Logistics gross margin declined by $11.7 million;

•	Net income decreased $9.6 million to $4.3 million.
(In millions, except for per share data)

	2012	2011
Revenue	$1,415.0	$1,478.5
Gross margin	$131.9	$154.0
Gross margin %	9.3%	10.4%
SG&A	$123.4	$131.8
Income from operations	8.9	27.0
Net income	4.3	13.9
Earnings per share	$0.12	$0.40
A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the reconciliation schedules attached to this press release.

Certain reclassifications have been made to the 2011 operating expenses in order to conform to the 2012 presentation. The reclassifications had no impact on previously reported income. A tabular reconciliation detailing the reclassification amounts for 2011 is contained in the schedules attached to this press release.

2013 GUIDANCE
We are reconfirming our 2013 guidance and we expect earnings per share in 2013 to range between $0.25 and $0.35.
CONFERENCE CALL TODAY Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. EST, today (Thursday, February 7, 2013). To participate, please call five minutes early by dialing (800) 230-1074 (in USA) and ask for “Pacer International Fourth Quarter Earnings Call.” International callers can dial (612) 234-9960.
An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s website at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from February 7, 2013 at 11:00 a.m. EST to March 7, 2013 at 11:59 p.m. EST. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 278889. During such period, the replay also can be accessed through the Investors link on the company’s website at www.pacer.com
ABOUT PACER INTERNATIONAL (www.pacer.com)
Pacer International, a leading asset-light North American freight transportation and logistics services provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers container capacity, integrated local transportation services, and door-to-door intermodal shipment management. The logistics segment provides truck brokerage, warehousing and distribution, international freight forwarding, and supply-chain management services. For more information on Pacer International visit www.pacer.com.
SOURCE: Pacer International, Inc.
USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission. These non-GAAP measures are (1) adjusted intermodal revenues, adjusted intermodal gross margin and adjusted intermodal operating income, each of which excludes from annual 2011 results the impact of the previously announced volume reduction of the ocean carrier customer that transitioned its western business directly to the railroad and (2) adjusted income from operations and adjusted earnings per share for the fourth quarters of 2011 and 2012, each of which excludes the impact of realignment expense. Adjusted intermodal operating income also excludes the impact of the gain on sale of railcar assets which occurred in the third quarter of 2011. Non-GAAP measures are used by management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that the non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements, including earnings per share guidance for fiscal year 2013, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the current U.S. and global economic environment and the timing and strength of economic recovery in the U.S. and internationally; industry trends, including changes in the costs of services from rail, motor, ocean and air transportation providers; and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which are incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.
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INVESTOR CONTACT:
Pacer International, Inc.
Steve Markosky, 614-923-1703
VP, Investor Relations & Financial Planning & Analysis
steve.markosky@pacer.com

MEDIA CONTACT:
Princeton Partners
Erin Bijas
Senior Account Manager, Public Relations
(609) 452-8500 x118; 732-895-0792 (mobile)
ebijas@princetonpartners.com

Pacer International, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$20.2	$24.0
Accounts receivable, net	132.7	133.5
Prepaid expenses and other	9.4	12.3
Deferred income taxes	2.4	4.0
Total current assets	164.7	173.8
Property and equipment
Property and equipment, cost	108.8	99.8
Accumulated depreciation	(62.0)	(56.1)
Property and equipment, net	46.8	43.7
Other assets
Deferred income taxes	12.6	14.1
Other assets	9.9	11.7
Total other assets	22.5	25.8
Total assets	$234.0	$243.3
Liabilities & Equity
Current liabilities
Accounts payable and other accrued liabilities	$112.5	$127.1
Long-term liabilities
Other	1.3	0.9
Total liabilities	113.8	128.0
Stockholders’ equity
Common stock	0.4	0.4
Additional paid-in capital	305.7	304.7
Accumulated deficit	(185.9)	(190.2)
Accumulated other comprehensive income	—	0.4
Total stockholders’ equity	120.2	115.3
Total liabilities and stockholders’ equity	$234.0	$243.3

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues	$351.9	$358.0	$1,415.0	$1,478.5
Operating expenses:
Cost of purchased transportation and services	290.8	296.6	1,181.5	1,218.7
Direct operating expenses	25.2	25.7	101.6	105.8
Selling, general and administrative expenses	32.0	31.5	123.4	131.8
Other income	(0.2)	—	(0.4)	(4.8)
Total operating expenses	347.8	353.8	1,406.1	1,451.5
Income from operations	4.1	4.2	8.9	27.0
Interest expense	(0.3)	(0.5)	(1.4)	(2.3)
Income before income taxes	3.8	3.7	7.5	24.7
Income tax expense	(1.6)	(2.6)	(3.2)	(10.8)
Net income	$2.2	$1.1	$4.3	$13.9
Earnings per share:
Basic:
Earnings per share	$0.06	$0.03	$0.12	$0.40
Weighted average shares outstanding	35,085,571	34,978,646	35,069,099	34,959,819
Diluted:
Earnings per share	$0.06	$0.03	$0.12	$0.40
Weighted average shares outstanding	35,406,118	35,194,541	35,338,338	35,066,417

Pacer International, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Year Ended
	December 31, 2012	December 31, 2011
Cash flows from operating activities
Net income	$4.3	$13.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7.9	7.2
Gain on sale of property and equipment	—	(0.1)
Gain on sale of railcar assets	—	(4.7)
Amortization of deferred gain on sale lease-back transactions	(0.8)	(0.7)
Deferred taxes	2.5	12.4
Stock based compensation expense	1.8	2.4
Change in operating assets and liabilities
Accounts receivable, net	0.8	19.0
Prepaid expenses and other	2.9	3.1
Accounts payable and other accrued liabilities	(14.4)	(20.7)
Other assets	2.0	1.8
Other liabilities	(0.9)	(0.2)
Net cash provided by operating activities	6.1	33.4
Cash flows used in investing activities
Capital expenditures	(11.4)	(8.0)
Purchase of railcar assets	(28.4)	(22.1)
Net proceeds from sale of railcar assets	—	28.9
Net proceeds from sale lease-back transaction	30.2	—
Proceeds from sales of property and equipment	0.1	1.1
Net cash used in investing activities	(9.5)	(0.1)
Cash flows used in financing activities
Net repayments under revolving line of credit agreement	—	(13.4)
Debt issuance costs paid to third parties	(0.2)	—
Repurchase and retirement of Pacer common stock	(0.1)	(0.1)
Withholding tax paid upon vesting of restricted and performance stock units	(0.1)	—
Net cash used in financing activities	(0.4)	(13.5)
Net increase (decrease) in cash and cash equivalents	(3.8)	19.8
Cash and cash equivalents at beginning of year	24.0	4.2
Cash and cash equivalents at end of year	$20.2	$24.0

Pacer International, Inc.
Unaudited Results by Segment
(in millions)

	Three Months Ended December 31,				Year Ended December 31,
	2012	2011	Change	% Change	2012	2011	Change	% Change
Revenues
Intermodal	$296.9	$289.7	$7.2	2.5%	$1,179.6	$1,175.3	$4.3	0.4%
Logistics	57.3	68.3	(11.0)	(16.1)	238.3	303.5	(65.2)	(21.5)
Inter-segment eliminations	(2.3)	—	(2.3)	N/M	(2.9)	(0.3)	(2.6)	N/M
Total	351.9	358.0	(6.1)	(1.7)	1,415.0	1,478.5	(63.5)	(4.3)
Cost of purchased transportation and services and direct operating expense 1/
Intermodal	268.1	263.6	4.5	1.7	1,077.2	1,062.5	14.7	1.4
Logistics	50.2	58.7	(8.5)	(14.5)	208.8	262.3	(53.5)	(20.4)
Inter-segment eliminations	(2.3)	—	(2.3)	N/M	(2.9)	(0.3)	(2.6)	N/M
Total	316.0	322.3	(6.3)	(2.0)	1,283.1	1,324.5	(41.4)	(3.1)
Gross margin
Intermodal	28.8	26.1	2.7	10.3	102.4	112.8	(10.4)	(9.2)
Logistics	7.1	9.6	(2.5)	(26.0)	29.5	41.2	(11.7)	(28.4)
Total	$35.9	$35.7	$0.2	0.6	$131.9	$154.0	$(22.1)	(14.4)
Gross margin percentage
Intermodal	9.7%	9.0%	0.7%		8.7%	9.6%	(0.9)%
Logistics	12.4	14.1	(1.7)		12.4	13.6	(1.2)
Total	10.2%	10.0%	0.2%		9.3%	10.4%	(1.1)%
Income from operations
Intermodal	$12.1	$9.8	$2.3	23.5	$38.4	$48.6	$(10.2)	(21.0)
Logistics	(2.4)	(1.0)	(1.4)	(140.0)	(10.4)	(2.2)	(8.2)	(372.7)
Corporate	(5.6)	(4.6)	(1.0)	(21.7)	(19.1)	(19.4)	0.3	1.5
Total	$4.1	$4.2	$(0.1)	(2.4)%	$8.9	$27.0	$(18.1)	(67.0)%

1/	Direct operating expenses are only incurred in the intermodal segment

Pacer International, Inc.
Reconciliation of Intermodal GAAP Results to Intermodal Adjusted Results
For the Years Ended December 31, 2012 and December 31, 2011
(in millions)

	Year Ended December 31, 2012	Year Ended December 31, 2011				Adjusted Variance 2012 vs 2011	% Adjusted Variance 2012 vs 2011
	GAAP Results	GAAP Results	Adjustments		Adjusted Results
Intermodal
Revenues	$1,179.6	$1,175.3	$(76.5)	1/	$1,098.8	$80.8	7.4%
Gross margin	102.4	112.8	(7.3)	1/	105.5	(3.1)	(2.9)%
Income from operations	$38.4	$48.6	$(12.0)	2/	$36.6	$1.8	4.9%

1/
Adjustment to reflect impact of the previously announced reduction in volume from ocean carrier customer that transitioned its western U.S. intermodal business directly to the railroad. Purchased transportation and direct operating expenses were adjusted to the average intermodal margin percentage for the 2011 period.

2/
Adjustment to reflect impact of the previously announced reduction in volume from ocean carrier customer that transitioned its western U.S. intermodal business directly to the railroad. Purchased transportation and direct operating expenses were adjusted to the average intermodal margin percentage for the 2011 period. Also includes an adjustment to eliminate the gain on sale of railcar assets of $4.7 million which occurred in the third quarter of 2011.

Reconciliation of GAAP Results to Adjusted Results
For the Three Months Ended December 31, 2012 and 2011
(in millions, except per share data)

	Three Months Ended December 31, 2012				Three Months Ended December 31, 2011
	GAAP Results	Adjustments		Adjusted Results	GAAP Results	Adjustments		Adjusted Results
Income from operations - Total	$4.1	$0.8	1/	$4.9	$4.2	$0.3	3/	$4.5
Earnings per share - Basic	0.06	0.02	2/	0.08	0.03	0.04	4/	0.07
Earnings per share - Diluted	$0.06	$0.02	2/	$0.08	$0.03	$0.04	4/	$0.07

1/	Adjustment reflects the elimination of realignment expense for 2012.
2/	Adjustment reflects the elimination of realignment expense for 2012, net of tax
3/	Adjustment reflects the elimination of realignment expense for 2011.
4/	Adjustment reflects the elimination of realignment expense for 2011, net of tax and the elimination of the deferred tax asset adjustment during the fourth quarter of 2011.

Reclassifications of 2011 Results to Conform to 2012 Presentation
For the Three Months and the Year Ended December 31, 2011
(in millions)

	Three Months Ended December 31, 2011
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Cost of purchased transportation and services	$293.9	$2.7	$296.6
Direct operating expenses	23.1	2.6	25.7
Selling, general and administrative expenses	35.0	(3.5)	31.5
Depreciation and amortization	$1.8	$(1.8)	$—

	Year Ended December 31, 2011
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Cost of purchased transportation and services	$1,208.4	$10.3	$1,218.7
Direct operating expenses	94.7	11.1	105.8
Selling, general and administrative expenses	146.0	(14.2)	131.8
Depreciation and amortization	$7.2	$(7.2)	$—

	Three Months Ended December 31, 2011
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Gross margin
Intermodal	$28.7	$(2.6)	$26.1
Logistics	12.3	(2.7)	9.6
Total	$41.0	$(5.3)	$35.7
Gross margin percentage
Intermodal	9.9%		9.0%
Logistics	18.0		14.1
Total	11.5%		10.0%

	Year Ended December 31, 2011
	As Originally Reported	Reclassification Amount 1/	As Reclassified
Gross margin
Intermodal	$123.9	$(11.1)	$112.8
Logistics	51.5	(10.3)	41.2
Total	$175.4	$(21.4)	$154.0
Gross margin percentage
Intermodal	10.5%		9.6%
Logistics	17.0		13.6
Total	11.9%		10.4%

1/
Certain reclassifications have been made to the 2011 operating expenses in order to conform to the 2012 presentation.  The reclassifications had no impact on previously reported income.  Specifically, Pacer reclassified certain expenses from selling, general and administrative to costs of purchased transportation and services and direct operating expenses.  Pacer also reclassified depreciation and amortization as direct operating expenses and selling, general and administrative expenses.

Reclassifications of 2011 and 2012 Quarterly Results to Conform to 2012 Presentation
(in millions)

	Three Months Ended
	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
RECLASSIFIED AMOUNTS 1/
Intermodal
Cost of purchased transportation and services	$—	$—	$—	$—	$—	$—	$—	$—
Direct operating expenses	2.8	2.7	3.0	2.6	2.7	2.8	2.7	2.7
Selling, general and administrative expenses	(1.7)	(1.4)	(1.8)	(1.4)	(1.5)	(1.5)	(1.2)	(1.2)
Depreciation and amortization	(1.1)	(1.3)	(1.2)	(1.2)	(1.2)	(1.3)	(1.5)	(1.5)
Logistics
Cost of purchased transportation and services	2.5	2.5	2.6	2.7	3.2	3.4	3.5	3.7
Direct operating expenses	—	—	—	—	—	—	—	—
Selling, general and administrative expenses	(2.0)	(2.1)	(2.1)	(2.2)	(2.8)	(3.0)	(3.1)	(3.3)
Depreciation and amortization	$(0.5)	$(0.4)	$(0.5)	$(0.5)	$(0.4)	$(0.4)	$(0.4)	$(0.4)

AS RECLASSIFIED 1/
Intermodal
Cost of purchased transportation and services	$226.8	$246.1	$245.9	$237.9	$235.8	$256.5	$240.4	$242.9
Direct operating expenses	26.8	27.2	26.1	25.7	25.0	25.4	26.0	25.2
Selling, general and administrative expenses	17.5	17.4	17.8	16.3	15.9	15.5	15.9	16.7
Depreciation and amortization	—	—	—	—	—	—	—	—
Gross Margin	$25.9	$30.6	$30.2	$26.1	$24.1	$24.9	$24.6	$28.8
Gross Margin Percentage	9.3%	10.1%	10.0%	9.0%	8.5%	8.1%	8.5%	9.7%
Logistics
Cost of purchased transportation and services	$68.1	$72.0	$63.5	$58.7	$53.3	$54.3	$51.0	$50.2
Direct operating expenses	—	—	—	—	—	—	—	—
Selling, general and administrative expenses	11.1	10.7	11.0	10.6	11.0	10.0	9.4	9.7
Depreciation and amortization	—	—	—	—	—	—	—	—
Gross Margin	$10.9	$10.5	$10.2	$9.6	$7.8	$7.5	$7.1	$7.1
Gross Margin Percentage	13.8%	12.7%	13.8%	14.1%	12.8%	12.1%	12.2%	12.4%
Consolidated
Cost of purchased transportation and services	$294.8	$318.0	$309.3	$296.6	$289.0	$310.5	$291.2	$290.8
Direct operating expenses	26.8	27.2	26.1	25.7	25.0	25.4	26.0	25.2
Selling, general and administrative expenses	32.9	33.6	33.8	31.5	31.9	29.9	29.6	32.0
Depreciation and amortization	—	—	—	—	—	—	—	—
Gross Margin	$36.8	$41.1	$40.4	$35.7	$31.9	$32.4	$31.7	$35.9
Gross Margin Percentage	10.3%	10.6%	10.8%	10.0%	9.2%	8.8%	9.1%	10.2%

1/
Certain reclassifications have been made to the 2011 and 2012 quarterly operating expenses in order to conform to the 2012 presentation.  The reclassifications had no impact on previously reported income.  Specifically, Pacer reclassified certain expenses from selling, general and administrative to costs of purchased transportation and services and direct operating expenses.  Pacer also reclassified depreciation and amortization as direct operating expenses and selling, general and administrative expenses.